FORM N-SAR
Exhibits 77M

MAINSTAY FUNDS TRUST
811-22321
For Period Ended 4/30/2017


Explanatory Note Regarding Fund Merger

MainStay High Yield Opportunities Fund into MainStay High
Yield Corporate Bond Fund

Effective February 17, 2017, MainStay High Yield
Opportunities Fund, a series of MainStay Funds Trust, merged into MainStay High Yield Corporate Bond Fund, a series of
The MainStay Funds.

This merger was approved by the MainStay High Yield
Opportunities Fund's Board of Trustees.